UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 27, 2006

Tyson Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State of incorporation or organization)

001-14704

(Commission File Number)

71-0225165

(IRS Employer Identification No.)

2210 West Oaklawn Drive, Springdale, AR 72762-6999

(479) 290-4000

(Address, including zip code, and telephone number, including area code, of

Registrant’s principal executive offices)

Not applicable

(Former name, former address and former fiscal year, if applicable)

___________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On January 30, 2006, Tyson Foods, Inc. (the “Company”) issued a press release announcing its unaudited results of operations for the first quarter ending December 31, 2005, as well as an announcement that it will amend its Annual Report on Form 10-K for the year ended October 1, 2005. The amendment relates to the restatement of the Company’s financial statements for the year ended October 1, 2005, to correct the income tax treatment of an actuarial gain resulting from the Medicare Prescription Drug, Improvement and Modernization Act of 2003. The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The Company’s press release regarding its first quarter results and conference call relating thereto includes certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.

Non-GAAP financial measures utilized by the Company include presentations of earnings per share and other GAAP measures of operating performance that exclude or include the effect of the closings of selected operations, dispositions of assets or investments, BSE-related charges, litigation settlements, natural disaster related charges, non-recurring income tax adjustments and other similar events. The Company’s management believes these non-GAAP financial measures provide useful information to investors by removing the effect of variances in GAAP reported results of operations that are not indicative of fundamental changes in the earnings capacity of the Company’s operations. Management also believes that the presentation of the non-GAAP financial measures is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods. The non-GAAP financial measures used by the Company should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Limitation on Incorporation by Reference

The information disclosed in this report pursuant to Item 2.02, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On January 27, 2006, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) concluded, based upon the recommendation of the Company’s management, that the Company’s audited financial statements for the fiscal year ended October 1, 2005, be amended and restated to reflect a reduction to income tax expense associated with the tax treatment of an actuarial gain resulting from the Medical Prescription Drug, Improvement and Modernization Act of 2003.

Based on the error, the previously issued financial statements for the year ended October 1, 2005, included in the Company’s Annual Report on Form 10-K for the year ended October 1, 2005, and the related report of independent registered public accounting firm, Ernst & Young LLP, should no longer be relied upon. The Company’s management and Audit Committee have consulted with Ernst & Young LLP as to the matters disclosed pursuant to this Item 4.02(a).

Item 9.01. Financial Statements and Exhibits

(c)	Exhibit

Exhibit Number	Description
99.1

Press Release, dated January 30, 2006, announcing the unaudited results of operations of Tyson Foods, Inc. for its first quarter ended December 31, 2005, as well as an announcement that the Company will amend its Annual Report on Form 10-K for the year ended October 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: January 30, 2006	By:	/s/ Dennis Leatherby

	Name:	Dennis Leatherby
	Title:	Senior Vice President, Finance and Treasurer and
Interim Chief Financial Officer

Tyson Foods, Inc.

Current Report On Form 8-K

Dated January 30, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1

Press Release, dated January 30, 2006, announcing the unaudited results of operations of Tyson Foods, Inc. for its first quarter ended December 31, 2005, as well as an announcement that the Company will amend its Annual Report on Form 10-K for the year ended October 1, 2005.